Exhibit (a)(1)(e)
Offer to Purchase
All Outstanding Shares of Common Stock
of
FORIAN INC.
at
$2.17 Per Share
Pursuant to the Offer to Purchase dated April 16, 2026
by
BRAVO MERGER SUB, INC.,
a wholly owned subsidiary of
2025 ACQUISITION COMPANY, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE
PAST 11:59 P.M., EASTERN TIME, ON MAY 14, 2026, UNLESS THE OFFER IS
EXTENDED OR EARLIER TERMINATED.
April 16, 2026
To Our Clients:
Enclosed for your consideration are the Offer to Purchase dated April 16, 2026 (together with any amendments and supplements thereto the “Offer to Purchase”) and the accompanying Letter of Transmittal in connection with the offer by Bravo Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and a direct wholly owned subsidiary of 2025 Acquisition Company, LLC, a Delaware limited liability company (“Parent,” and together with Merger Sub, the “Buyer Parties”) to purchase all of the issued and outstanding shares (each a “Share” and collectively “Shares”) of common stock par value $0.001 per share of Forian Inc., a Maryland corporation (the “Company”), for $2.17 per Share (the “Offer Price”) payable net to the holder in cash without interest subject to any withholding taxes required by applicable law and on the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto the “Letter of Transmittal” and together with the Offer to Purchase and other related materials as each may be amended and supplemented from time to time the “Offer”). The Offer does not include an offer to purchase any Shares owned by the Buyer Parties as of the commencement of the Offer (each, an “Excluded Company Share”).
Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY
RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.	The offer price for the Offer is $2.17 per Share payable net to you in cash without interest and subject to any withholding taxes required by applicable law.
2.	The Offer is being made for all issued and outstanding Shares, except for the Excluded Company Shares.
3.
The Offer is being made pursuant to an Agreement and Plan of Merger dated as of April 2, 2026 (as it may be amended from time to time the “Merger Agreement”) among the Buyer Parties and the Company, pursuant to which, after consummation of the Offer and the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”) in accordance with Section 3-106.1 of the General Corporation Law of the State of Maryland (the “MGCL”), on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Parent.

4.
The board of directors of the Company has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 3-106.1 and other relevant provisions of the MGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.	The Offer and withdrawal rights will expire at one minute past 11:59 p.m., Eastern Time, on May 14, 2026, unless the Offer is extended or earlier terminated.
6.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 12—“Conditions of the Offer” of the Offer to Purchase.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to (nor will tenders be accepted from or on behalf of holders of) Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
FORIAN INC.
at
$2.17 Per Share
Pursuant to the Offer to Purchase dated April 16, 2026
by
BRAVO MERGER SUB, INC.,
a wholly owned subsidiary of
2025 ACQUISITION COMPANY, LLC
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 16, 2026, and the accompanying Letter of Transmittal, in connection with the offer by Bravo Merger Sub, Inc., a Maryland corporation (“Merger Sub”) and a direct wholly owned subsidiary of 2025 Acquisition Company, LLC, a Delaware limited liability company (“Parent,” and together with Merger Sub, the “Buyer Parties”), to purchase all of the issued and outstanding shares (each, a “Share,” and collectively, “Shares”) of common stock, par value $0.001 per share, of Forian Inc., a Maryland corporation (the “Company”), for $2.17 per Share (the “Offer Price”), payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, and on the terms and subject to the conditions set forth in the Offer to Purchase dated April 16, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” and together with the Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, the “Offer”). The Offer does not include an offer to purchase any Shares (i) owned by the Buyer Parties, or (ii) owned by any direct or indirect wholly owned subsidiary of the Buyer Parties, in each case as of the commencement of the Offer.
The undersigned hereby instruct(s) you to tender to the Buyer Parties the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Buyer Parties, in their sole discretion, which determination shall be final and binding on all parties, subject to any judgment of any court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering stockholder. If such delivery is by mail, it is recommended that the Shares, the Letter of Transmittal and all of the required documents be sent by properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. Number of Shares to be Tendered:
SIGN HERE

Signature(s)
Shares*

Account No.

Dated , 2026

Area Code and Phone Number

Please Print name(s) and address(es) here

Tax Identification Number / Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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